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                                                                  Exhibit 5.1



                            SIMPSON THACHER & BARTLETT

                               425 LEXINGTON AVENUE
                             NEW YORK, N.Y. 10017-3954
                                  (212) 455-2000

                                    ----------

                             FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER                                                E-MAIL ADDRESS



                                          September 25, 2001


INVESTools Inc.
5959 Corporate Drive, Suite 2000
Houston, Texas 77036

Ladies and Gentlemen:

     We have acted as counsel to INVESTools Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance by the Company of up to 46,654,000 shares (the "Shares") of INVESTools common stock, par value $0.01 per share ("INVESTools Common Stock"), upon consummation of the mergers (the "Mergers") contemplated by the Second Amended and Restated Agreement and Plan of Merger, dated as of September 25, 2001 (the "Merger Agreement"), among the Company, ZiaSun Technologies, Inc., a Nevada corporation ("ZiaSun"), Telescan, Inc., a Delaware corporation ("Telescan"), ZiaSun Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company ("ZiaSun Merger Sub"), and Telescan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Telescan Merger Sub"). Upon consummation of the Mergers, (i) ZiaSun Merger Sub will be merged with and into ZiaSun and each outstanding share of common stock of ZiaSun will be converted into the right to receive one share of INVESTools Common Stock, and (ii) Telescan Merger Sub will be merged with and into Telescan and each outstanding share of common stock of Telescan will be converted into the right to receive 0.56486 of a share of INVESTools Common Stock and each outstanding share of preferred stock of Telescan will be converted into the right to receive one share of INVESTools preferred stock, par value $0.01 per share, all as more fully described in the Registration Statement.

     We have examined the Registration Statement and a form of the share certificate for the Shares and the Merger Agreement, each of which has been filed with the Commission as

         NEW YORK                   COLUMBUS              LOS ANGELES
LONDON                HONG KONG                    TOKYO               SINGAPORE

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                                     -2-                      September 25, 2001



an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (2) when the Shares shall have been issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                                  Very truly yours,

                                                  /s/ Simpson Thacher & Bartlett

                                                  SIMPSON THACHER & BARTLETT